UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2008

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Woodward Governor Company's ("Woodward") Board of Directors has increased the approved number of its directors from 9 to 10, and based on the recommendation of the Nominating and Governance Committee, Dr. Ronald M. Sega was appointed as a member of the Board of Directors on April 29, 2008. Dr. Sega will be part of the class of directors who have been elected to hold office until Woodward's 2009 annual meeting of shareholders and until their successors have been duly elected and qualified.

Dr. Sega will be entitled to receive the same compensation for service as a director as is provided to Woodward's other directors, as described in "Director Compensation" contained on page 18 of Woodward's Proxy Statement dated December 13, 2007 filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
99.1 Press Release of Woodward Governor dated May 5, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

May 5, 2008	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Woodward Governor dated May 5, 2008